Exhibit 99.1

USANA Health Sciences Reports Third Quarter Results

SALT LAKE CITY--(BUSINESS WIRE)--October 26, 2021--USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal third quarter ended October 2, 2021, which were modestly ahead of the preliminary outlook the Company provided on September 16, 2021.

Key Financial & Operating Highlights

  Third quarter net sales were $274.4 million as compared with $298.5 million during the third quarter of the prior year.
  Third quarter diluted EPS were $1.36 versus $1.44 during the third quarter of 2020.
  Reiterates fiscal 2021 net sales and diluted EPS outlook, which was provided on September 16, 2021.
  Company expects to generate approximately $130 million of free cash flow in fiscal 2021.

Q3 2021 Financial Performance

Consolidated Results
Net Sales	$274.4 million	-8% vs. prior-year quarter -11% constant currency vs. prior-year quarter +$9.9 million YOY FX impact, or +3%
Diluted EPS	$1.36	-6% vs. prior-year quarter Diluted shares of 20.2 million, -5%
Active Customers	576,000	-11% vs. prior-year quarter

“As we indicated a month ago, the operating environment remains challenging across several of our key markets due, in great part, to disruptions and lockdowns related to the COVID-19 pandemic,” said Kevin Guest, Chief Executive Officer and Chairman of the Board. “Additionally, the year-over-year comparison was difficult given the significant short-term sales program that we offered in the prior year quarter. Notwithstanding these challenges, we continue to execute our growth strategy, which is centered on generating sustainable customer growth.”

Q3 2021 Regional Results:

Asia Pacific Region
Net Sales	$220.9 million	-9% vs. prior-year quarter Constant currency net sales: -12% 81% of consolidated net sales
Active Customers	443,000	-12% vs. prior-year quarter -14% sequentially
Asia Pacific Sub-Regions
Greater China
Net Sales	$123.2 million	-9% vs. prior-year quarter Constant currency net sales: -15%
Active Customers	246,000	-13% vs. prior-year quarter -19% sequentially
North Asia
Net Sales	$33.1 million	+14% vs. prior-year quarter Constant currency net sales: +12%
Active Customers	63,000	+5% vs. prior-year quarter -5% sequentially
Southeast Asia Pacific
Net Sales	$64.6 million	-15% vs. prior-year quarter Constant currency net sales: -15%
Active Customers	134,000	-15% vs. prior-year quarter -7% sequentially
Americas and Europe Region
Net Sales	$53.5 million	-7% vs. prior-year quarter Constant currency net sales: -9% 19% of consolidated net sales
Active Customers	133,000	-10% vs. prior-year quarter -4% sequentially

Mr. Guest added, “We made progress on several strategic initiatives during the quarter. Enhancing the overall shopping experience for our customers remains a high priority, and to that end, we rolled out additional features and functionality within our China shopping app, as well as a new web-based shopping cart in China. Although our introduction of certain new products has been delayed until 2022, we are actively engaged in bringing new and innovative products to market. Overall, we remain confident that the successful execution of our strategy will deliver long-term, sustainable growth.”

Balance Sheet and Share Repurchase Activity

The Company ended the quarter with $249 million in cash and cash equivalents and no debt after repurchasing 523,000 shares for $50 million. Diluted shares outstanding totaled 20.2 million during the third quarter of 2021. As of October 2, 2021, the Company had approximately $137 million remaining under the share repurchase authorization, following the Company’s increase of the repurchase authorization on September 16, 2021.

Fiscal 2021 Outlook

The Company is reiterating its net sales and earnings per share outlook for fiscal year 2021, which was provided on September 16, 2021.

Fiscal Year 2021 Outlook
Range
Consolidated Net Sales	$1.18 - $1.20 billion
Diluted EPS	$5.80 - $6.00

The Company maintains a 52/53-week fiscal year. Fiscal 2020 was a 53-week year and included one additional week of sales in the fourth quarter of 2020 compared to Fiscal 2021.

Doug Hekking, Chief Financial Officer, said, “We are reiterating our outlook for fiscal 2021 with third quarter results coming in just ahead of the projections we provided on September 16th. Our outlook incorporates ongoing investments required to achieve long-term growth objectives that may impact near-term operating margins.”

Management Commentary Document and Conference Call

For more information on the USANA’s operating results, please see the Management Commentary document, which has been posted on the Company’s website (http://ir.usana.com) under the Investor Relations section. USANA’s management team will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, October 27, 2021 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, followed by a questions and answers session.

Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results. Free cash flow is a non-GAAP financial measure that we believe provides investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. We believe it provides a measure of our ability to fund various discretionary business initiatives, including acquisitions and share repurchase. Free cash flow is calculated by subtracting net capital expenditures from net cash provided by operating activities.

About USANA

USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, and Italy. More information on USANA can be found at www.usana.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: uncertainty related to the magnitude, scope and duration of the impact of the COVID-19 pandemic (“COVID-19”) to our business, operations and financial results; the further spread of, and regulatory measures or voluntary actions that may be put in place to limit the spread of, COVID-19 in the markets where we operate, including restrictions on business operations, shelter at home, or social distancing requirements; the potential for a resurgence of COVID-19 spread in any of our markets in the future; the impact of COVID-19 on the domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; regulatory risk in China in connection with the health products and direct selling business models; regulatory risk in the United States in connection with the direct selling business model; potential negative effects of deteriorating foreign and/or trade relations between the United States and China; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; global economic conditions generally; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model; adverse publicity risks globally; risks associated with our international expansion and operations; and uncertainty relating to the fluctuation in U.S. and other international currencies. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

USANA Health Sciences, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	2-Oct-21	26-Sep-20	2-Oct-21	26-Sep-20

Net sales	$274,352	$298,513	$919,165	$824,123
Cost of sales	50,715	56,358	165,380	150,091
Gross profit	223,637	242,155	753,785	674,032
Operating expenses:
Associate incentives	116,222	131,144	404,580	358,065
Selling, general and administrative	66,645	65,656	210,518	192,014
Earnings from operations	40,770	45,355	138,687	123,953
Other income (expense), net	(420)	(1,080)	309	(536)
Earnings before income taxes	40,350	44,275	138,996	123,417
Income taxes	13,020	13,769	42,811	38,382
NET EARNINGS	$27,330	$30,506	$96,185	$85,035

Earnings per share - diluted	$1.36	$1.44	$4.68	$4.00
Weighted average shares outstanding - diluted	20,156	21,170	20,566	21,283

USANA Health Sciences, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of	As of
	2-Oct-21	2-Jan-21
ASSETS
Current Assets
Cash and cash equivalents	$248,695	$311,917
Inventories	96,316	90,224
Prepaid expenses and other current assets	23,414	23,145
Total current assets	368,425	425,286

Property and equipment, net	100,957	100,445
Goodwill	17,510	17,367
Intangible assets, net	30,312	30,796
Deferred tax assets	5,465	4,640
Other assets	56,277	62,353
Total assets	$578,946	$640,887

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$13,706	$18,195
Other current liabilities	144,258	149,878
Total current liabilities	157,964	168,073

Deferred tax liabilities	7,840	12,009
Other long-term liabilities	14,063	19,155

Stockholders' equity	399,079	441,650
Total liabilities and stockholders' equity	$578,946	$640,887

USANA Health Sciences, Inc.
Sales by Region
(unaudited)
(in thousands)

	Quarter Ended
	October 2, 2021		September 26, 2020		Change from prior year		Currency impact on sales	% change excluding currency impact
Asia Pacific
Greater China	$123,235	44.9%	$136,013	45.5%	$(12,778)	(9.4%)	$7,457	(14.9%)
Southeast Asia Pacific	64,570	23.5%	76,313	25.6%	(11,743)	(15.4%)	85	(15.5%)
North Asia	33,068	12.1%	28,969	9.7%	4,099	14.1%	770	11.5%
Asia Pacific Total	220,873	80.5%	241,295	80.8%	(20,422)	(8.5%)	8,312	(11.9%)

Americas and Europe	53,479	19.5%	57,218	19.2%	(3,739)	(6.5%)	1,570	(9.3%)
	$274,352	100.0%	$298,513	100.0%	$(24,161)	(8.1%)	$9,882	(11.4%)

Active Associates by Region(1)
(unaudited)

	As of
	October 2, 2021		September 26, 2020
Asia Pacific
Greater China	81,000	29.8%	91,000	29.1%
Southeast Asia Pacific	90,000	33.1%	113,000	36.1%
North Asia	39,000	14.3%	39,000	12.4%
Asia Pacific Total	210,000	77.2%	243,000	77.6%

Americas and Europe	62,000	22.8%	70,000	22.4%
	272,000	100.0%	313,000	100.0%

Active Preferred Customers by Region (2)
(unaudited)

	As of
	October 2, 2021		September 26, 2020
Asia Pacific
Greater China	165,000	54.3%	193,000	57.3%
Southeast Asia Pacific	44,000	14.4%	45,000	13.4%
North Asia	24,000	7.9%	21,000	6.2%
Asia Pacific Total	233,000	76.6%	259,000	76.9%

Americas and Europe	71,000	23.4%	78,000	23.1%
	304,000	100.0%	337,000	100.0%
(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.
(2) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

Contacts

Investor contact:
Patrique Richards
Investor Relations
(801) 954-7961
investor.relations@usanainc.com

Media contact:
Dan Macuga
Public Relations
(801) 954-7280